Exhibit 23-c

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AT&T Inc. of our reports dated February 24, 2015, relating to the financial statements and financial statement schedule of DIRECTV and the effectiveness of DIRECTV's internal control over financial reporting, appearing in the Annual Report on Form 10-K of DIRECTV for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Los Angeles, California
July 24, 2015